                                                                    EXHIBIT 10.2


                            UNITED STATES OF AMERICA
                                   BEFORE THE
                          OFFICE OF THRIFT SUPERVISION

--------------------------------------------
In the Matter of:                           )
                                            )
Greater Atlantic Bank                       )        OTS Order No.:  SE-09-028
Reston, Virginia                            )
                                            )
OTS Docket No.  08491                       )        Dated:   May 22, 2009
                                            )
--------------------------------------------


                       PROMPT CORRECTIVE ACTION DIRECTIVE

         WHEREAS, Greater Atlantic Bank, Reston, Virginia (Institution), is a federally chartered savings Institution that is regulated by the Office of Thrift Supervision (OTS); and

         WHEREAS, Section 38 of the Federal Deposit Insurance Act (FDIA), 12 U.S.C. ss. 1831o, and Part 565 of the OTS Regulations, 12 C.F.R. Part 565, require institutions that are undercapitalized to file a capital restoration plan specifying the steps the institution will take to become at least adequately capitalized; and

         WHEREAS, Section 38 of FDIA, 12 U.S.C. ss. 1831o, requires the OTS to take prompt corrective action to resolve the problems of insured depository institutions at the least possible long-term loss to the deposit insurance fund; and

         WHEREAS, Section 565.7 of the OTS Regulations, 12 C.F.R. ss. 565.7, provides for the OTS's issuance of directives to take prompt corrective action to resolve the problems of insured depository institutions and to restore their capital; and

         WHEREAS, the OTS, on February 10, 2009, notified the Institution that it was undercapitalized for purposes of the prompt corrective action provisions of Section 38 of FDIA, 12 U.S.C. ss. 1831o; and

         WHEREAS, the Institution also is not in compliance with the capital standards required by Section 5(t) of the Home Owners' Loan Act (HOLA), 12 U.S.C. ss. 1464(t); and

         WHEREAS, Section 5(t)(6)(B)(ii) of HOLA, 12 U.S.C. ss.
1464(t)(6)(B)(ii), requires any institution not in compliance with the capital standards to comply with a capital directive issued by the OTS; and

         WHEREAS, on March 16, 2009, the Institution submitted to the OTS a capital restoration plan (Capital Plan); and


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         WHEREAS, the OTS issued a Notice of Intent to Issue this Prompt
Corrective Action Directive (PCA Directive) on May 11, 2009; has considered the Institution's response dated May 20, 2009; and has determined to issue this PCA Directive in order to carry out the purposes of Section 38 of FDIA, 12 U.S.C. ss. 1831o, to resolve the Institution's capital deficiency at the least long-term loss to the depository insurance fund; and

         WHEREAS, the OTS has considered the Institution's capital deficiency, the Capital Plan, in accordance with Section 567.10 of the OTS Regulations, 12 C.F.R. ss. 567.10, and Section 38(e)(2) of FDIA, 12 U.S.C. ss. 1831o(e)(2) and
denied the Capital Plan as set forth in a letter to the Institution, dated May 11, 2009; and

         WHEREAS, the Institution and its Board of Directors, by execution of the attached Stipulation to the issuance of this PCA Directive, the terms of which are incorporated herein by this reference, have stipulated and consented to the issuance of the PCA Directive; and

         WHEREAS, the OTS having issued a Notice of Intent to issue this PCA Directive on May 11, 2009, and having considered the response thereto filed by the Institution, has determined to issue this PCA Directive in order to resolve the Institution's problems at the least long term cost to the deposit insurance fund, thereby effectuating the purpose of Section 38 of FDIA, 12 U.S.C. ss. 1831o.

         NOW THEREFORE, pursuant to Section 38 of FDIA, 12 U.S.C. ss. 1831o, including but not limited to subsection (f) thereof, Section 5(t)(6)(B)(ii) of HOLA, 12 U.S.C. ss. 1464(t)(6)(B)(ii), and Section 565.7 of the OTS Regulations, 12 C.F.R. ss. 565.7, the OTS directs the Institution and its Board of Directors to do the following:(1)

PART I - IMPROVING CAPITAL

Section 1.1       Required Merger, Acquisition, or Sale.
                  -------------------------------------

         Pursuant to 12 U.S.C. ss.ss. 1831o(f)(2)(A)(iii) and (e)(5), the Institution must be recapitalized by (a) merging with or being acquired by another financial institution, financial holding company, or other entity(2), or
(b) the sale of all or substantially all of the Institution's assets and liabilities to another financial institution, financial institution holding company, or other entity, within ten (10) days. The Institution shall submit a binding merger or acquisition agreement to the OTS within five (5) days, unless extended in writing by the OTS. The Institution's management and Board of Directors shall take appropriate steps to accomplish such merger, acquisition or sale.

-----------------------------
(1) The OTS must impose one or more of the presumptive restrictions set forth in 12 U.S.C. ss. 1831o(f), especially 12 U.S.C. ss. 1831o(f)(3) and (4) if (1)
the institution is significantly or critically undercapitalized, (2) is undercapitalized and did not submit an acceptable capital restoration plan or
(3) the institution fails to implement an approved plan. Critically undercapitalized are also subject to restrictions in 12 U.S.C. ss. 1831o(i).
(2) For the purposes of this PCA Directive, "other entity" may include but is not limited to an individual, a group of individuals, a partnership, a corporation, or any other form of business organization that may, under applicable statutes and regulations, merge with or acquire the Institution or purchase all or substantially all of its assets and liabilities.

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Greater Atlantic B, Reston, VA OTS No. 08491
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Section 1.2       Required Recapitalization.
                  -------------------------

         Pursuant to 12 U.S.C. ss.ss. 1831o(f)(2)(A) and (f)(2)(J), the Institution is directed to achieve and maintain, at a minimum, the following capital levels within ten (10) days:

                  Total Risk Based Capital Ratio:             8.0%
                  Tier 1 Core Risk Based Capital Ratio:       4.0%
                  Leverage Ratio:                             4.0%

Section 1.3       Efforts to Obtain Capital.
                  -------------------------

         The Board of Directors of the Institution shall at all times make diligent and good faith efforts to cause the Institution to comply with Sections
1.1 and 1.2. For purposes of this PCA Directive, diligent and good faith efforts to seek capital shall include, but not be limited to, the following:

      A. Authorize and direct appropriate Institution officers to take appropriate actions consistent with the Institution's obligations under Sections 1.1 and 1.2, which include, but are not limited to, taking all reasonably practicable steps to remove impediments to increasing capital;

      B. Cause the Institution to hire such professionals as are necessary and appropriate to fulfill the Institution's obligations under Sections
           1.1 and 1.2;

      C. Cause the Institution to share appropriate information about itself with potential acquirors, merger partners or purchasers, including, but not limited to, any such potential acquiror, merger partner or purchaser identified or referred to the Institution by the OTS or the Federal Deposit Insurance Corporation (FDIC); and

      D. Inform the OTS and the FDIC, in writing, of (i) all efforts the Institution has made to seek capital and (ii) all expressions of interest by prospective investors, acquirors, or merger candidates, including referrals from the OTS or the FDIC by close of business each calendar Friday following the Effective Date of this PCA Directive.

The OTS requires this action, pursuant to 12 U.S.C. ss. 1831o(e)(5), having determined that such actions will better carry out the purposes of 12 U.S.C. ss. 1831o.

Section 1.4       Prior Notice Required; Change in Status.
                  ---------------------------------------

      A. The Institution shall not issue any securities; enter into any agreement or understanding to merge, consolidate, sell all or substantially all of its assets and liabilities; or enter into any agreement of understanding to reorganize; or otherwise be acquired


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           unless (i) the Institution has provided the OTS with prior written notice of its intention to take such action, and (ii) following such notice, the OTS has provided the Institution with prior written notice of its non-objection to the proposed action by the Institution.

      B. Upon notification that it is "critically undercapitalized" pursuant to 12 C.F.R. ss. 565.3, the Institution will cooperate fully with FDIC efforts to avoid a loss or otherwise minimize exposure to the insurance fund. Such cooperation includes, but is not limited to, responding to requests for information, providing full access to personnel, agents and service providers, accommodating on-site visits, and permitting FDIC to provide otherwise confidential information to third parties to facilitate the liquidation or other resolution of the Institution in anticipation of the possible appointment of FDIC as conservator, receiver, or other legal custodian.

      C. The OTS directs these actions pursuant to 12 U.S.C. ss. 1831o(e)(5) and based upon the OTS's determination that such actions will better carry out the purposes of 12 U.S.C. ss. 1831o.

Section 1.5       OTS Marketing Efforts.
                  ---------------------

         In accordance with Paragraph 5 of the accompanying Stipulation, the Institution agrees to the following in connection with the OTS's efforts to assist in the possible merger, acquisition, or sale of the Institution by or to qualified parties:

      A. The OTS, acting through its authorized representatives, is hereby authorized to market the Institution to prospective acquirors, merger partners or buyers (hereinafter, buyers) using the OTS's marketing procedures and to receive and evaluate all offers submitted for acquisition of the Institution provided, however that upon receipt of documentation acceptable to the Regional Director in his sole discretion, that the Institution's capital position, pursuant to 12 U.S.C. ss. 1831o and all applicable regulations, is "adequately capitalized" or better, the Institution's consent to the appointment of a conservator, receiver, or other legal custodian, in accordance with Paragraph 4 of the Stipulation, as well as the Institution's agreement to approve any offer, as outlined in subparagraph (D) below, shall be suspended;

      B. The Board of Directors shall direct the Institution and its agents and employees to take all reasonable steps to assist the OTS in marketing the Institution. Such assistance shall include, but not be limited to, preparing an updated marketing package and assisting eligible buyers in conducting due diligence examinations of the Institution;

      C. The OTS, acting through its authorized representatives, is permitted to negotiate a plan of merger, consolidation, transfer of the Institution's assets and liabilities, reorganization, acquisition or capital infusion (Plan of Combination or Reorganization) on behalf of the Institution, and to draft proposed documents for any such Plan of Combination or Reorganization;


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      D.   The Board of Directors shall immediately take under consideration any reasonable offer to enter into a Plan of Combination or Reorganization (hereinafter collectively, Offer) that is forwarded and recommended to the Board of Directors by the OTS, and shall promptly approve any such Offer that protects the interests of the depositors, creditors and borrowers of the Institution;

      E. The Board of Directors shall recommend to the shareholders of the Institution any Offer approved by the Board of Directors pursuant to subparagraph (D) above, if approval of the Offer by the shareholders, or any portion thereof, is legally required; and

      F. Upon receipt of any necessary approvals pursuant to subparagraph (D) and (E) above and at the direction of the OTS, the Institution shall take all corporate actions necessary to accept the Offer and consummate the Plan of Combination or Reorganization.

The OTS is imposing these provisions pursuant to 12 U.S.C. ss. 1831o(e)(5) based on its determination that these provisions will better carry out the purposes of 12 U.S.C. ss. 1831o.

Section 1.6       Reports of Compliance.
                  ---------------------

      A. No later than seven (7) calendar days following the end of each calendar week, management of the Institution shall prepare, and the Board of Directors of the Institution shall review, a written report concerning the Institution's compliance with the requirements of this PCA Directive during the preceding calendar week. The report and review shall include verification of the Institution's prompt corrective action capital category and confirmation that the Institution is in compliance with: (i) all restrictions that apply automatically to an institution in that category, and (ii) with the other restrictions and requirements contained in this PCA Directive. The Institution shall document this review in the minutes of the meeting of the Board of Directors. All documentation considered by the Board of Directors in performing its review shall be explicitly referenced in the minutes of the meeting at which the review was undertaken.

      B. By no later than seven (7) calendar days following the end of each calendar week, the Institution shall submit the following documents to the OTS in a format acceptable to the OTS, which may include reports to and responses from the Board of Directors documented in the Board of Directors meeting minutes:

           1. variance reports for: (a) activities, capital levels/targets established by Sections 1.1 and 1.2, and (b) each of the operating restrictions imposed in Part II of this PCA Directive;

           2. confirmation of the Institution's compliance with this PCA Directive or a description of any instance of noncompliance with any of the Institution's obligations under this PCA Directive and the specific measures undertaken to cure such noncompliance; and

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Prompt Corrective Action Directive (05/22/2009)
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           3.   if requested, copies of the minutes of the Institution's Board of Directors supporting actions taken to comply with Sections 1.1, 1.2, and 1.3 of this PCA Directive.

      C. The Board of Directors shall provide the OTS a written biweekly report updating in detail the status of its efforts to (i) merge with or be acquired by another financial institution, financial institution holding company or other entity, or (ii) sell all or substantially all of the Institution's assets and liabilities to another financial institution, financial institution holding company or other entity. The biweekly status report shall provide a summary of actions, during the immediately preceding two weeks, taken by the Institution and its Board of Directors and executive officers in furtherance of the Institution's efforts to arrange a merger, acquisition, or sale, as required by Section 1.1. The first biweekly/monthly status report should be delivered to the OTS on the second calendar Friday after the Effective Date of this PCA Directive and subsequent reports should be delivered to the OTS every other calendar Friday following the delivery of the first report. The Board of Directors will continue to provide biweekly status reports to the OTS until directed otherwise by the Regional Director.

      D. The OTS directs the actions required by this Section 1.7 pursuant to 12 U.S.C. ss. 1831o(e)(5), and based upon a determination by the OTS that such action will better carry out the purposes of 12 U.S.C. ss. 1831o.

Section 1.7       Adequate Progress.
                  -----------------

      If the OTS, in its sole discretion, determines that the Institution is failing to make adequate progress toward achieving the requirements set forth in Sections 1.1 and 1.2 above, the OTS may take such further supervisory, enforcement, or resolution action as it deems appropriate.

PART II - OPERATING RESTRICTIONS

MANDATORY RESTRICTIONS
----------------------

Section 2.1       Compliance with Mandatory Restrictions.

     A. The Institution shall comply with all of the mandatory prompt corrective action provisions set forth in 12 U.S.C. ss. 1831o and 12 C.F.R. ss. 565.6 that automatically apply to the Institution based upon the Institution's prompt corrective action capital category. These provisions are set forth as follows:

           1. No capital distributions may be made without the prior written approval of the OTS if: (a) the Institution is not adequately capitalized, or (b) after making the distribution, the Institution would be undercapitalized. 12 U.S.C. ss. 1831o(d)(1); 12 C.F.R. ss.ss. 565.6(a)(1) and (a)(2)(i).

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           2.      No management fees may be paid to any person having control of the Institution if: (a) the Institution is not adequately capitalized, or (b) after making the payment, the Institution would be undercapitalized. 12 U.S.C. ss. 1831o(d)(2); 12 C.F.R. ss.ss. 565.6(a)(1) and (a)(2)(i).

           3. The Institution may not permit its average total assets during any calendar quarter to exceed its average total assets during the preceding quarter unless (a) the OTS has accepted the Institution's capital restoration plan, (b) the increase in assets is consistent with the plan, and (c) the Institution's ratio of tangible equity to assets increases during the calendar quarter at a rate sufficient to enable the Institution to become adequately capitalized within a reasonable time. 12 U.S.C. ss. 1831o(e)(3); 12 C.F.R. ss. 565.6(a)(2)(iv).

           4. The Institution may not, directly or indirectly, acquire any interest in any company or insured depository institution, establish or acquire any additional branch office, or engage in any new line of business, unless (a) the OTS has accepted the Institution's capital restoration plan, the Institution is in compliance with the plan, and the OTS determines that the action is consistent with, and will further achievement of the plan, or (b) the FDIC's Board of Directors approves the action. 12 U.S.C. ss. 1831o(e)(4); 12 C.F.R. ss.
                   565.6(a)(2)(v).

           5. The Institution may not accept, renew or roll over any brokered deposit. 12 U.S.C. ss. 1831f(a); 12 C.F.R. ss. 337.6(b)(3). The Institution shall make disclosures to all employee benefit plan depositors within ten business days of the date that it is deemed to have notice of its PCA capital category. The disclosure must state that new, rolled-over, or renewed plan deposits are ineligible for pass-through FDIC deposit insurance for as long as the Institution remains undercapitalized, or fails to obtain a brokered-deposit waiver upon becoming adequately capitalized. 12 C.F.R. ss. 330.14(h) and the OTS Regulatory Bulletin 33a, dated March 13, 1996.

           6. The Institution shall file a capital restoration plan pursuant to 12 U.S.C. ss. 1831o(e)(2) and 12 C.F.R. ss. 565.5.

           7. The Institution shall monitor its compliance with the applicable requirements of 12 U.S.C. ss. 1831o(e) and 12 C.F.R. Part 565.

           8. The Institution may not, without the OTS's prior written approval (a) pay any bonus to any senior executive officer, or (b) provide compensation to any senior executive officer exceeding that officer's average rate of compensation (excluding bonuses, stock options, and profit-sharing) during the 12 calendar months preceding the calendar month in which the Institution became undercapitalized. 12 U.S.C. ss. 1831o(f)(4); 12 C.F.R. ss. 565.6(a)(3).

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     B.     If the Institution's PCA capital category deteriorates to a lower level, the Institution shall comply with the above restrictions, as well as all of the additional mandatory prompt corrective action provisions applicable to its lower PCA capital category.

     C. If the Institution should improve from a lower to a higher PCA capital category, it must continue to comply with the previously applicable mandatory sanctions of the lower category, until such time as approval to cease compliance with the lower category sanctions is requested of, and received from the OTS.

     D. To the degree that any restriction contained in any subsequent Section of this PCA Directive is imposed pursuant to 12 U.S.C. ss. 1831o(f)(2), the OTS hereby imposes those restrictions pursuant to 12 U.S.C. ss. 1831o(e)(5), based upon the determination that the restrictions are necessary to carry out the purpose of 12 U.S.C. ss. 1831o.

INTEREST RATES
--------------

Section 2.2       Restrictions on Interest Rates; Brokered Deposits.
                  -------------------------------------------------

     A. The Institution shall restrict the rates it pays on deposits to the prevailing rates of interest on deposits of comparable amounts and maturities in the Institution's normal market area. Nothing herein shall be construed as requiring a reduction of rates paid on outstanding time deposits prior to their renewal. The OTS is imposing this restriction pursuant to 12 U.S.C. ss. 1831o(f)(2)(C).

     B. Notwithstanding the foregoing restrictions, the Institution may pay interest rates that exceed the interest rates that would be permitted under the foregoing restrictions provided that: (a) the interest rates are within the limitations of 12 C.F.R. ss. 337.6; and (b) the interest rates are necessary to most effectively manage the Institution's weighted average cost of funds, giving consideration to the Institution's liquidity requirements.

     C. Pursuant to 12 U.S.C. ss.ss. 1831o(f)(5) and (i)(2)(G) and 12 C.F.R. ss. 337.6, based upon a determination by the OTS that the action is necessary to carry out the purpose of 12 U.S.C. ss. 1831o, the Institution may not pay interest on new or renewed liabilities at a rate that would increase the Institution's weighted average cost of funds to a level significantly exceeding the prevailing rates of interest on insured deposits in the Institution's normal market areas.

GROWTH
------

Section 2.3       Growth Restrictions.
                  -------------------

      Pursuant to 12 U.S.C. ss. 1831o(e)(3), the Institution shall not permit its average total assets during any calendar quarter to exceed its average total assets during the preceding quarter unless: (a) the OTS has accepted the Institution's Capital Plan; (b) any increase in total assets is consistent with


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such Capital Plan, and (c) the Institution's ratio of tangible equity to assets increases during the quarter at a rate sufficient to make the Institution adequately capitalized within ten (10) days. The OTS is imposing this restriction pursuant to 12 U.S.C. ss. 1831o(e)(3).

ACTIVITIES POSING EXCESSIVE RISK
--------------------------------

Section 2.4       Restrictions on Activities Posing Excessive Risk.
                  ------------------------------------------------

      A.        The Institution's activities are restricted as provided by this
                Section 2.4. The OTS imposes these restrictions pursuant to 12 U.S.C. ss.ss. 1831o(f)(2)(E) and (f)(2)(J), having determined that those activities not permitted pose excessive risk to the Institution in view of its deteriorating financial condition and that the restrictions will better carry out the purposes of 12 U.S.C. ss. 1831o.

      B.        Restricted Activities. Except as permitted by subsection (c) of
                ---------------------
                this Section 2.4, or as may be required by legally binding written commitments of the Institution outstanding on Friday, May 8, 2009, the Institution shall not directly or indirectly do the following:

           1. make, invest in, purchase, sell, refinance, extend, deal in (including loan brokering) or otherwise modify, or commit to make, invest in, purchase, sell, refinance, extend, deal in (including loan brokering) or otherwise modify any loan secured by real estate (including, but not limited to, Subprime Loans) or any participation therein or any real estate investment (including, but not limited to, any loan to finance the acquisition, development and/or construction of real property), or any set of such loans, participations, or investments. All marketing and advertising related to loans not permitted herein, including Subprime Loans, shall be immediately discontinued;

           2. make, invest in, purchase, sell, refinance, extend, or otherwise modify, or commit to make, invest in, purchase, sell, refinance, extend, or otherwise modify any commercial loans, letters of credit, participations therein, or any set of such loans, letters of credit, or participations;

           3. make, invest in, purchase, sell, refinance, extend, or otherwise modify, or commit to make, invest in, purchase, sell, refinance, extend, or otherwise modify any consumer or education loans;

           4. release any borrower or guarantor from personal or corporate liability on any loan or extension of credit granted by the Institution, except when the outstanding balance of the loan and other outstanding loans to the borrower or guarantor have been paid in full;

           5. sell, pledge, or exchange any loan secured by real estate, or participation therein, or real estate investment, security, or other asset, or any set of such loans, participations, real estate investments, or securities, or other assets except as may be required pursuant to legally binding commitments, existing, as of Friday, May 8, 2009;

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           6.   make, or commit to make, any investment in any service
                corporation, finance subsidiary, or operating subsidiary, or any subsidiary of a service corporation in real estate or equity securities;

           7. enter into any joint venture or limited partnership agreement, directly or indirectly;

           8. engage in any forward commitment, futures transaction, or financial options transaction;

           9. enter into any contract or agreement for the purchase, sale, or lease of goods, materials, equipment, supplies, services or capital assets, except, however, that this restriction does not apply to contracts or agreements to be entered into in the ordinary course of business where the amount of each contract or agreement does not exceed $5,000;

           10. enter into any lease or contract for the purchase or sale of real estate or of any interest therein without the prior written approval of the OTS;

           11. encumber any of its property or other assets, except, however that the Institution may pledge its assets in connection with borrowings necessary to meet liquidity needs;

           12. incur any material obligation or contingent liability, except as otherwise permitted by this PCA Directive;

           13.  establish any loan production or agency office; or

           14.  accept any non-cash capital contribution.

      C.   Permitted Activities. The Institution is permitted to engage in the
           --------------------
           following lending (including origination) and investment activities, provided that (i) such activities do not cause the Institution to increase its level of total assets to an amount that would violate
           Section 2.3 hereof, and/or its capital restoration plan, and (ii) the Institution engages in such activities in a prudent manner:

           1.   Qualifying Mortgage Loans. Origination of Qualifying Mortgage
                -------------------------
                Loans, as defined in 12 C.F.R. ss. 567.1, underwritten in accordance with criteria established for residential loans eligible for purchase by the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association, but excluding any Subprime Lending programs;

           2.   Savings Account Loans: Loans fully secured by savings or time
                ---------------------
                deposit accounts over which the Institution establishes proper collateral controls; and

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           3.   Guaranteed Loans: Advancement of funds evidenced by notes
                ----------------
                guaranteed by state or Federal Government guarantees.

ADDITIONAL OPERATING RESTRICTIONS
---------------------------------

Section 2.5    Other Restrictions Imposed Pursuant to 12 U.S.C. ss. 1831o(f)(5).
               ----------------------------------------------------------------

         Pursuant to 12 U.S.C. ss. 1831o(f)(5), and based upon a determination by the OTS that the imposition of certain restrictions described in 12 U.S.C. ss. 1831o(i), is necessary to carry out the purposes of Section 38 of FDIA, the Institution is hereby prohibited from doing any of the following without the OTS's prior written consent:

      A. Entering into any material transaction other than in the usual course of business, including any investment, expansion, acquisition, sale of assets, or other similar action with respect to which the Institution is required to provide prior notice to the OTS;

      B.   Extending credit for any highly leveraged transaction;

      C. Amending the Institution's charter or bylaws, except to the extent necessary to carry out any other requirement of any law, regulation, or order;

      D.   Making any material change in accounting methods;

      E. Engaging in any covered transaction (as defined in 12 U.S.C. ss. 371c(b)(7));

      F.   Paying excessive compensation or bonuses; and

      G. Paying interest on new or renewed liabilities at a rate that would increase the Institution's weighted average cost of funds to a level significantly exceeding the prevailing rates of interest on insured deposits in the Institution's normal market areas.

Section 2.6       Restrictions on Affiliate Transactions as Insiders Loans.
                  --------------------------------------------------------

      A. The Institution shall not engage in any "covered transactions" as defined in 12 U.S.C. ss. 371c(b)(7). The OTS is imposing this restriction, pursuant to 12 U.S.C. ss.ss. 1831o(f)(5) and (i)(2)(E), based upon the OTS's determination that the restriction is necessary to carry out the purpose of 12 U.S.C. ss. 1831o.

      B. The assets, facilities and staff of the Institution shall only be used for the benefit of the Institution and shall not be shared or otherwise used, directly or indirectly, for the benefit of any affiliate or other company. The OTS is imposing this restriction pursuant to the authority at 12 U.S.C. ss. 1831o(f)(2)(B).

      C. The Institution shall not extend any credit to executive officers, directors and principal shareholders. The OTS directs this action pursuant to 12 U.S.C. ss. 1831o(f)(2)(J) and based upon a determination by the OTS that such action will better carry out the purposes of 12 U.S.C. ss. 1831o.


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CORRESPONDENT BANKING
---------------------

Section 2.7       Limits On Deposits From Correspondent Banks.
                  -------------------------------------------

         Pursuant to 12 U.S.C. ss. 1831o(f)(2)(G), the Institution shall not accept deposits, or renewals or roll-overs of prior deposits, from correspondent depository institutions, without the OTS's prior written approval.

MANAGEMENT AND COMPENSATION
---------------------------

Section 2.8       Limits on Compensation and Benefits.
                  -----------------------------------

      Pursuant to 12 U.S.C. ss.ss. 1831o(f)(2)(J), (f)(4), and (f)(5), based upon a determination by the OTS that the following restrictions will better carry out the purpose of 12 U.S.C. ss. 1831o, the Institution is hereby directed:

      A. Not to provide any compensation or other direct or indirect benefits to directors (which shall include directors emeritus or honorary directors for purposes of this Section), officers or employees beyond those determined reasonable and prudent for a capital deficient institution. Such compensation for directors and other employees shall be in accordance with 12 C.F.R. ss. 563.161(b), Appendix A to 12 C.F.R. Part 570, and current OTS guidance;

      B. Not to enter into, modify, or renew any agreement or employment contract with or increase the compensation of or severance pay for any senior executive officer or director of the Institution without the OTS's prior written approval;

      C. Not to incur any compensation or benefit expense for items or services that do not have an immediate, direct relationship to the performance of any individual's duties; except for expenses incurred for employee pension/profit sharing/retirement plans and health and medical plans in existence as of the effective date of this PCA Directive;

      D. Not to make any "golden parachute payment" as that term is defined in 12 U.S.C. ss. 1828(k) and 12 C.F.R. Part 359, except in accordance with that statute and regulation; and

      E. Not to purchase any bank owned life insurance without the Regional Director's prior written approval.

The requirements of this Section 2.8 are imposed in addition to the mandatory restrictions imposed in senior executive officers' compensation set forth in this Section 2.1.

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          MANAGEMENT CHANGES
          ------------------

Section 2.9       Changes in Directorate or Management.
                  ------------------------------------

      Pursuant to 12 U.S.C. ss. 1831o(f)(2)(F), the Institution shall provide the OTS at least 30 days prior written notice of the addition of any director or senior executive officer, including a change in responsibilities in any existing senior executive officer, pursuant to 12 U.S.C. ss. 1831i and 12 C.F.R. ss. 563.560.

THIRD PARTY CONTRACTS
---------------------

Section 2.10      Restrictions on Third Party Contracts.
                  -------------------------------------

      Pursuant to 12 U.S.C. ss. 1831o(f)(2)(E), in order to reduce excessive risk posed to the Institution by certain third party contracts outside the normal course of business, the Institution is hereby prohibited from entering into any third party contracts, as set forth in Section 310 of the OTS Examination Handbook, without the prior written approval of the OTS.

RELIEF FROM RESTRICTIONS
------------------------

Section 2.11      Process for Exemptions from Restrictions.
                  ----------------------------------------

       A. The Institution may submit written requests to the OTS, requesting the OTS to issue a notice of non-objection for the purpose of either relieving the Institution from certain restrictions hereunder, or requesting the OTS to provide notice of supervisory non-objection with respect to a particular specifically identified transaction, loan, or investment.

       B. Requests for written notice of the OTS's non-objection pursuant to subsection (A) above must be accompanied by a resolution of the Board, signed by each individual member of the Board voting in favor of the resolution. All documentation considered by the Board in adopting each such resolution shall be explicitly referenced in the minutes of the meeting at which the resolution was adopted and shall be made available to the OTS representatives upon request.


PART III - GENERAL PROVISIONS

Section 3.1       Jurisdiction.
                  ------------

     This PCA Directive constitutes a final order under 12 U.S.C. ss. 1831o and is enforceable under 12 U.S.C. ss. 1818(i).



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Section 3.2       Definitions.
                  -----------

     A. All technical words or terms used in this PCA Directive, for which meanings are not specified or otherwise provided by the provisions of this PCA Directive, shall, insofar as applicable, have meanings as defined in Chapter V of Title 12 of the Code of Federal Regulations, HOLA, FDIA, OTS Bulletins, or OTS Examination Handbook. Any such technical words or terms used in this PCA Directive and undefined in Code of Federal Regulations, HOLA, FDIA, OTS Bulletins or OTS Examination Handbook shall have meanings that are in accordance with the best custom and usage in the savings and loan industry.

     B. The term "Effective Date" has the meaning set forth in Section 3.11 of this PCA Directive.

Section 3.3       Successor Statutes, Regulations, Guidance Amendments.
                  ----------------------------------------------------

     Reference in this PCA Directive to provisions of statutes and regulations shall be deemed to include references to all amendments to such provisions as have been made as of the effective date hereof and references to successor provisions as they become applicable.

Section 3.4       Notices.
                  -------

      Except as otherwise provided herein, any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by the PCA Directive to be made upon, given or furnished to, delivered to, or filed with the OTS or the Institution shall be in writing and sent by first class U.S. mail (or by reputable overnight courier, electronic facsimile transmission, or hand delivery via messenger) addressed as follows:

         OTS:              Southeast Region
                           1475 Peachtree Street, NE
                           Atlanta, Georgia 30309
                           Attn: Arthur W. Goodhand, Acting Regional Director

     Institution:          Greater Atlantic Bank
                           10700 Parkridge Boulevard, Ste. P50
                           Reston, Virginia 20191
                           Attn.: Board of Directors
                           c/o Carroll Amos, President and CEO

Section 3.5       Duration, Termination or Suspension of the PCA Directive.
                  --------------------------------------------------------

     A. The terms and provisions of this PCA Directive shall be binding upon the Institution and its successors in interest.

     B. The PCA Directive shall remain in effect until terminated, modified or suspended in writing by the OTS.


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     C.  The OTS, in its discretion, may, by written notice, suspend any or all provisions of the PCA Directive, except for Section 2.1 (Mandatory Restrictions).

Section 3.6       Effect of Headings.
                  ------------------

     The Part and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.7       Separability Clause.
                  -------------------

     In case any provision in this PCA Directive is ruled to be invalid, illegal or unenforceable by the decision of any court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby unless the OTS, in its sole discretion, determines otherwise.

Section 3.8       No Violations Authorized; Consequences of PCA Directive.
                  -------------------------------------------------------

     A. Nothing in this PCA Directive, including, without limitation, any of the timeframes for actions set forth in Part I, shall be construed as:
          (i) allowing the Institution to violate any law, rule, regulation, or policy statement to which it is subject or (ii) restricting the OTS from taking such actions as are appropriate in fulfilling the responsibilities placed upon it by law, including, without limitation, actions pursuant to 12 U.S.C. ss. 1831o, or taking any other type of supervisory, enforcement, or resolution action that the OTS determines to be appropriate.

     B. The OTS's conditional approval of the Capital Plan does not (i) constitute approval of contemplated actions or transactions for which a separate application, filing or notification is required prior to engaging in an activity contemplated by the Capital Plan; (ii) prevent the revocation of conditional approval of the Capital Plan upon the discovery of other or additional facts that the OTS determines warrants such action, including, but not limited to, any material adverse findings disclosed in any examination of the institution or any material change in the assumptions underlying the Capital Plan;
          (iii) indicate adoption of the institution's assumptions or predictions underlying or set forth in the Capital Plan, nor do such assumptions or predictions bind the OTS; or (iv) prohibit the OTS from requiring modifications and/or amendments of the Capital Plan as the OTS determines necessary.

Section 3.9       Other Enforcement Documents.
                  ---------------------------

       A. The Order to Cease and Desist and its accompanying Stipulation and Consent to the issuance by the OTS issued against the Institution on April 25, 2008 (Order to Cease and Desist), remains in effect.

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       B.  Nothing contained in this PCA Directive shall affect or limit the
           OTS's ability to take enforcement action in connection with any violation of the Order to Cease and Desist.

Section 3.10      Incorporation of Stipulation
                  ----------------------------

      The Stipulation is made a part hereof and is incorporated herein by this reference.

Section 3.11      Effective Date of This PCA Directive.
                  ------------------------------------

      This PCA Directive (including all the requirements and limitations herein) is effective immediately on the date of issuance of the PCA Directive (Effective
Date), which is the date indicated below.

     IT IS SO ORDERED.

                                        OFFICE OF THRIFT SUPERVISION


                                        By: /s/ Arthur W. Goodhand
                                            ------------------------------------
                                            Arthur W. Goodhand
                                            Acting Southeast Regional Director


                                        Date:  See Effective Date on Page 1